Exhibit 10.7

Summary of Amendments to Certain of the Registrant’s Equity Plans

1996 Equity Incentive Plan

On October 21, 1999, the Board of Director of Cambridge Heart, Inc. (the “Company”) adopted, subject to stockholder approval, an amendment to the Company’s 1996 Equity Incentive Plan (the “1996 Plan”) increasing the number of shares of common stock authorized for issuance under the 1996 Plan from 1,000,000 to 1,300,000. This amendment was approved by the stockholders of the Company at the Special Meeting of Stockholders held on December 21, 1999.

2001 Stock Incentive Plan

On April 23, 2003, the Board of Directors of the Company adopted, subject to stockholder approval, an amendment to the 2001 Stock Incentive Plan (the “2001 Plan”) to increase the total number of shares of common stock authorized for issuance under the 2001 Plan from 1,700,000 to 5,000,000 and to increase the number of restricted shares of common stock authorized for issuance under the 2001 Plan from 170,000 to 770,000 shares. This amendment was approved by the stockholders of the Company at the Annual Meeting of Stockholders held on June 16, 2003.